NEWS RELEASE
Exhibit 99.1

For Immediate Release
Astronics Corporation Announces Damages Ruling on
Lufthansa Technik Intellectual Property Case in United Kingdom
EAST AURORA, NY, February 21, 2025 – Astronics Corporation (Nasdaq: ATRO), a leading provider of advanced technologies for global aerospace, defense and other mission critical industries, announced today that a judgment has been issued by the UK court presiding over its long-running patent infringement dispute with Lufthansa Technik AG.
The ruling requires Astronics to pay approximately $11.9 million as a damage award for infringement of the subject patent. Any additional amounts required to be paid by the Company related to certain other factors peripheral to the damages award will be determined at a consequential hearing expected to occur in March 2025.
Astronics expects that payment of the final liability will be required in the second quarter of 2025, and that an appeal, if any, would likely be heard in early 2026.
ABOUT ASTRONICS CORPORATION
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission critical industries with proven, innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, militaries, completion centers and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics. The Company’s strategy is to increase its value by developing technologies and capabilities that provide innovative solutions to its targeted markets.
For more information on Astronics and its solutions, visit Astronics.com.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions and include all statements with regard to the timing for the occurrence of the pending consequential hearing, the timing for the payment by Astronics of the final liability with respect to the infringement dispute with Lufthansa Technik AG, and the timing as to when any further appeal, if any, will occur. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the need for new and advanced test and simulation equipment, customer preferences and relationships, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. Except as may

Astronics Corporation press@astronics.com | +1.716.805.1599 130 Commerce Way | East Aurora, NY 14052

Astronics Corporation Announces Damages Ruling on Lufthansa Technik Intellectual Property Case in United Kingdom
February 21, 2025

be required by applicable law, the Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
For more information, contact:

Company	Investors
Nancy L. Hedges, CFO	Deborah K. Pawlowski
Astronics Corporation	Alliance Advisors LLC
T: 716.805.1599 x 159	T: 716.843.3908
dpawlowski@allianceadvisors.com
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Astronics Corporation press@astronics.com | +1.716.805.1599 130 Commerce Way | East Aurora, NY 14052